UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2019

CHS Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-36079

Minnesota	41-0251095
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of Principal Executive Offices) (Zip Code)

(651) 355-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
8% Cumulative Redeemable Preferred Stock	CHSCP	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 1	CHSCO	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2	CHSCN	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 3	CHSCM	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 4	CHSCL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.    Entry into a Material Definitive Agreement.

2019 Revolving Loan Credit Agreement

On July 16, 2019, CHS Inc. (the “Company”) entered into a 2019 Second Amended and Restated Credit Agreement (5-Year Revolving Loan) (the “2019 Revolving Loan Credit Agreement”) with CoBank, ACB (“CoBank”), for its own benefit as a syndication party and as the administrative agent for the benefit of the present and future syndication parties, Coöperatieve Rabobank U.A., New York Branch and Sumitomo Mitsui Banking Corporation, for their own benefit as syndication parties and as syndication agents, and the other syndication parties party thereto, which 2019 Revolving Loan Credit Agreement amends and restates the 2015 Amended and Restated Credit Agreement (5-Year Revolving Loan) (the “2015 Revolving Loan Credit Agreement”), dated as of September 4, 2015, by and between the Company, CoBank, for its own benefit as a syndication party and as the administrative agent for the benefit of the present and future syndication parties, Wells Fargo Bank, National Association, for its own benefit as a syndication party and as syndication agent, and the other syndication parties party thereto. The 2019 Revolving Loan Credit Agreement provides for a committed revolving credit facility in the amount of $2,750,000,000, subject to increase under the 2019 Revolving Loan Credit Agreement to an amount not exceeding $3,450,000,000. The 2019 Revolving Loan Credit Agreement expires on July 16, 2024, subject to up to two one-year extensions under the 2019 Revolving Loan Credit Agreement. The 2015 Revolving Loan Credit Agreement provided for a $3,000,000,000 (subject to increase to an amount not exceeding $3,700,000,000) committed revolving credit facility and was set to expire on September 4, 2020.
The 2019 Revolving Loan Credit Agreement includes a letter of credit facility in the amount of up to $200,000,000, the outstanding amount of which decreases the available commitment under the 2019 Revolving Loan Credit Agreement.

As of July 16, 2019, $988,351,951 was drawn under the 2019 Revolving Loan Credit Agreement.

The Company’s obligations under the 2019 Revolving Loan Credit Agreement are unsecured, except with respect to (i) certain cash collateral required to be deposited under certain circumstances in connection with issued letters of credit and (ii) certain statutory liens in favor of CoBank or Farm Credit System institutions relating to equity interests in such syndication parties that have been or may in the future be purchased by the Company.

Borrowings under the 2019 Revolving Loan Credit Agreement will bear interest at a base rate, as determined in accordance with the 2019 Revolving Loan Credit Agreement (the “Base Rate”), plus an applicable margin or, if the Company requests, at a London interbank offered rate, as determined in accordance with the 2019 Revolving Loan Credit Agreement (the “LIBO Rate”), plus an applicable margin. The applicable margin under the 2019 Revolving Loan Credit Agreement is based on the Company’s leverage ratio and ranges between 1.00% and 1.55% for LIBO Rate loans and between 0.00% and 0.55% for Base Rate loans. The 2019 Revolving Loan Credit Agreement also contains provisions for an expedited amendment procedure to replace the LIBO Rate with an alternate benchmark rate if the LIBO Rate is no longer available or published on a current basis.

The Company is required to pay certain fees, including fees on undrawn committed amounts, in connection with the 2019 Revolving Loan Credit Agreement.

The proceeds of the loans under the 2019 Revolving Loan Credit Agreement will be used by the Company (i) to fund working capital requirements, (ii) for general corporate purposes, including funding capital expenditures, (iii) to support issuances of letters of credit and (iv) to pay off overnight advances made pursuant to the 2019 Revolving Loan Credit Agreement.
The 2019 Revolving Loan Credit Agreement contains customary representations, warranties and covenants, including financial covenants (i) to have, as of the end of each fiscal quarter, a consolidated net worth equal to or greater than $4,000,000,000 (under the 2015 Revolving Loan Credit Agreement, as of the end of each fiscal quarter, the Company was required to have a consolidated net worth equal to or greater than $3,500,000,000), (ii) to have, as of the end of each fiscal quarter, a ratio of consolidated funded debt divided by consolidated cash flow, as measured on the previous consecutive four fiscal quarters, of no greater than 3.50 to 1.00 and (iii) to not permit the ratio of adjusted consolidated funded debt to consolidated net worth to exceed 0.80 to 1.00, as measured at the end of each fiscal quarter. For purposes of the above, the 2019 Revolving Loan Credit Agreement amended the definition of consolidated funded debt included in the 2015 Revolving Loan Credit Agreement to provide that, if the ratio of the Company’s consolidated current assets to consolidated current liabilities, as of any date of determination, is less than 1.00 to 1.00, then consolidated funded debt will be deemed to include the lesser, as of such date, of (a) all debt required to be classified as a short-term liability on the books of the Company and its consolidated subsidiaries and (b) the amount by which the Company’s consolidated current liabilities as of such date exceeds the Company’s consolidated current assets as of such date (which, if a negative number, will be deemed to be zero). The 2019 Revolving Loan Credit Agreement also restricts the Company and its consolidated subsidiaries from creating or incurring any Priority Debt (as defined in the 2019 Revolving Loan Credit Agreement), if after giving effect thereto, the aggregate outstanding principal amount of all Priority Debt would exceed 20.0% of the Company’s consolidated net worth.

The 2019 Revolving Loan Credit Agreement contains customary events of default, including cross-defaults relating to other indebtedness. The occurrence of certain events of default will, at the option of the administrative agent or at the direction of syndication parties whose aggregate individual commitments under the 2019 Revolving Loan Credit Agreement constitute more than 50.0% of the total commitments thereunder, result in the entire debt under the 2019 Revolving Loan Credit Agreement becoming immediately due and payable. The occurrence of certain other events of default involving insolvency or bankruptcy of the Company or any of its significant subsidiaries will result in the entire debt under the 2019 Revolving Loan Credit Agreement becoming immediately due and payable without any action by or on behalf of the administrative agent or the syndication parties.
CoBank and certain other syndication parties that are parties to the 2019 Revolving Loan Credit Agreement are also parties to one or more of the Company’s other outstanding credit facilities, including, without limitation, the 2015 Term Loan Credit Agreement (as defined below), as amended by the 2015 Term Loan Credit Agreement Amendment (as defined below), as well as to other of the Company’s or the Company’s affiliates’ financing arrangements. Also, certain syndication parties that are parties to the 2019 Revolving Loan Credit Agreement and/or their affiliates have from time to time engaged, and in the future may engage, in various financial advisory and investment banking transactions with, and provide services to, the Company and its subsidiaries in the ordinary course of business for which they received or will receive customary fees and expenses.

The foregoing description of the 2019 Revolving Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Revolving Loan Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

2015 Term Loan Credit Agreement Amendment

In connection with the execution of the 2019 Revolving Loan Credit Agreement, on July 16, 2019, the Company also entered into a Second Amendment (the “2015 Term Loan Credit Agreement Amendment”) to that certain 2015 Credit Agreement (10-Year Term Loan) (the “2015 Term Loan Credit Agreement”), dated as of September 4, 2015, as amended by the First Amendment to the 2015 Term Loan Credit Agreement, dated as of June 30, 2016, by and between the Company, CoBank, for its own benefit as a syndication party and as the administrative agent for the benefit of the present and future syndication parties, and the other syndication parties party thereto.

Pursuant to the 2015 Term Loan Credit Agreement Amendment, certain definitions, representations and warranties, covenants, events of default and other provisions included in the 2015 Term Loan Credit Agreement were amended to conform to the corresponding definitions, representations and warranties, covenants, events of default and provisions included in the 2019 Revolving Loan Credit Agreement. In addition, the 2015 Term Loan Credit Agreement Amendment increased the limit of new incremental term loans that the Company may request under the 2015 Term Loan Credit Agreement from $100,000,000 to $250,000,000.
In connection with the 2015 Term Loan Credit Agreement Amendment, the Company paid certain fees to CoBank.

CoBank and certain other syndication parties that are parties to the 2015 Term Loan Credit Agreement, as amended by the 2015 Term Loan Credit Agreement Amendment, are also parties to one or more of the Company’s other outstanding credit facilities, including, without limitation, the 2019 Revolving Loan Credit Agreement, as well as to other of the Company’s or the Company’s affiliates’ financing arrangements. Also, certain syndication parties that are parties to the 2015 Term Loan Credit Agreement, as amended by the 2015 Term Loan Credit Agreement Amendment, and/or their affiliates have from time to time engaged, and in the future may engage, in various financial advisory and investment banking transactions with, and provide services to, the Company and its subsidiaries in the ordinary course of business for which they received or will receive customary fees and expenses.

The foregoing description of the 2015 Term Loan Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 Term Loan Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1
2019 Amended and Restated Credit Agreement (5-Year Revolving Loan), dated as of July 16, 2019, by and between CHS Inc., CoBank, ACB, for its own benefit as a syndication party and as the administrative agent for the benefit of the present and future syndication parties, Coöperatieve Rabobank U.A., New York Branch and Sumitomo Mitsui Banking Corporation, for their own benefit as syndication parties and as syndication agents, and the other syndication parties party thereto

10.2
Second Amendment, dated as of July 16, 2019, to that certain 2015 Credit Agreement (10-Year Term Loan), dated as of September 4, 2015, as amended by the First Amendment thereto, dated as of June 30, 2016, by and between CHS Inc., CoBank, ACB, for its own benefit as a syndication party and as the administrative agent for the benefit of the present and future syndication parties, and the other syndication parties party thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

Date: July 19, 2019	By:	/s/ Timothy Skidmore
Timothy Skidmore
Executive Vice President and Chief Financial Officer